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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement of AmeriQuest Technologies, Inc. on Form S-3 of our report on Robec, Inc.'s consolidated financial statements dated March 24, except as to Note 4 for which the date is March 30, 1995 on our audits of the consolidated financial statements and the financial statement schedule of Robec, Inc. and Subsidiaries, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


  COOPERS & LYBRAND L.L.P.






  Philadelphia, Pennsylvania
  April 10, 1995